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                                  EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, dated September 8, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-52229, No. 2-52357, No. 2-60252, No. 2-63000, No. 2-70022, No. 2-87821, No.
33-10353, No. 33-32706, File No. 33-86496, and No. 333-56199) and Registration
Statement on Form S-3 (File No. 333-46807).


                                                             Arthur Andersen LLP

Chicago, Illinois
October 28, 1998


Report of Independent Public Accountants with Respect to Financial Statement Schedule

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Wallace Computer Services, Inc.'s annual report to stockholders included in this Form 10-K, and have issued our report thereon dated September 8, 1998. Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. This financial statement schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the consolidated financial statements. The financial statement schedule has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the consolidated financial statements taken as a whole.

                                         Arthur Andersen LLP

Chicago, Illinois
September 8, 1998